SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2004

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

001-16217	95-2961036
(Commission File Number)	(IRS Employer Identification No.)

2211 Michigan Avenue Santa Monica, California	90404
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 828-6543

Not applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure.

On June 14, 2004, Specialty Laboratories, Inc., (the “Registrant”) announced an agreement in principle to settle the securities class action lawsuits brought in the United States District Court for the Central District of California, and subsequently consolidated as "In re Specialty Laboratories Securities Litigation".  A copy of the press release issued by the Registrant on June 14, 2004 concerning the foregoing matter is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits	The following document is filed as an exhibit to this report:

99.1	Press Release dated June 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Specialty Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on June 14, 2004.

SPECIALTY LABORATORIES, INC.

By:	/s/ Kevin R. Sayer
Kevin R. Sayer
Chief Financial Officer